Exhibit 10.21

CORRECTIVE AMENDMENTS TO CHANGE OF CONTROL SEVERANCE AGREEMENTS

This Corrective Global Amendment to Change of Control Severance Agreements ("Amendment") between SPAR Group, Inc. a Delaware corporation (the "Corporation" or "SGRP"), and each of the undersigned Executives (each an "Executive") is made and entered into effective as of August 10, 2022 (the " Amendment Date"). The Executives and the Corporation may be referred to individually as a "Party" and collectively as the "Parties".

WHEREAS: (a) Ron Lutz ("Lutz" and one of the Executives) and SGRP are parties to an existing Change of Control Severance Agreement dated as of July 12, 2021 (the "Existing Lutz COCSA" and one of the Existing COCSAs); (b) William Linnane ("Linnane" and one of the Executives) and SGRP are parties to an existing Change of Control Severance Agreement dated as of July 12, 2021 (the "Existing Linnane COCSA" and one of the Existing COCSAs); and (c) Fay DeVriese ("DeVriese" and one of the Executives) and SGRP are parties to an existing Amended and Restated Change of Control Severance Agreement dated as of August 13, 2021(the "Existing DeVriese COCSA" and one of the Existing COCSAs);

WHEREAS, in the process of preparing an Amended and Restated Change of Control Severance Agreement for another executive, SGRP learned that several provisions in the Existing Lutz COCSA, Existing Linnane COCSA, and Existing DeVriese COCSA (each an "Existing COCSA" and collectively the "Existing COCSAs") did not appear to clearly work as the parties had intended: namely the burden of establishing "Cause" was to have been clearly on SGRP and both "Change in Control" and "Good Reason" for leaving SGRP were to have clearly included departure of SGRP's CEO (whether or not other events also occurred);

WHEREAS: the Corporation, as authorized from time to time by its Board of Directors and Compensation Committee, has entered into the Existing COCSAs and similar agreements in order to help retain and motivate its executives (including the Executives) and to help ensure continuity of the business; it is in the best interest of the Corporation and its stockholders if its executives (including the Executives) have essentially the same Change of Control Severance Agreements apart from negotiated differences (length of severance and the like so that they can approach material business decisions objectively and without concern for her personal situation; and the Corporation recognizes that the possibility of a change of control of the Corporation may result in the early departure of its executives (including the Executives) to the detriment of the Corporation and its stockholders; and

WHEREAS, the Executives and SGRP want to correct each Existing COCSA as provided in this Amendment;

THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation, and each signing Executive agree with SGRP as follows:

1.           Amendment of the Existing COCSAs. Each Existing COCSA is separately amended is follows effective as of the Amendment Date:

(a)         "Agreement" in each Existing COCSA shall mean that Agreement as modified by this Amendment.

(b)         The definition of "Cause" in each Existing COCSA is hereby deleted and amended, restated and replaced with the following:

"Cause" shall mean: (i) the willful and continued failure by Executive to substantially perform Executive's material duties with the Corporation (other than any such failure resulting from Executive's incapacity due to physical or mental illness); (ii) Executive's commission of one or more acts that constitute a felony; (iii) Executive willfully engages in gross misconduct materially and demonstrably injurious to the Corporation; or (iv) one or more significant acts of dishonesty as regards the Corporation or any affiliate. The Corporation shall have the burden of proving Cause with reasonable evidence and supporting documentation. No act, or failure to act, on Executive's part shall be deemed 'willful' (whether or not continued) unless it can be reasonably established to have been done, or omitted to be done, by Executive both in bad faith and without reasonable belief by Executive that Executive's act, or failure to act, was in the best interest of the Corporation. In any event, Executive shall be deemed to have acted (or failed to act) in good faith and with reasonable belief that it was in the best interest of the Corporation if such action (or inaction) was based on either (1) the approval of a majority of the Audit Committee, or (2) the written advice of Corporation's auditors, counsel or General Counsel or the SEC (which advice may be that such action or inaction was permissible or not impermissible or improper irrespective of other alternatives); provided that Corporation shall still have the burden of proving Cause, the Executive shall not be required to obtain any such approval or advice, no inference may be drawn from any failure to do so, and Executive may act (or fail to act) based on any personal belief. The determination of whether Cause exists must be made by the CEO or by a resolution duly adopted by the affirmative vote of not less than 75% of the entire membership of the Board at a meeting of the Board that was called for the purpose of considering such termination (after reasonable notice of such determination to Executive and an opportunity for Executive, together with Executive's counsel, to be heard before the CEO or Board and, if possible, to cure the breach that was the alleged basis for Cause) and then finding that, in the good faith opinion of the CEO or Board, the Corporation's burden of proof had been met, the Executive was guilty of misconduct constituting Cause and specifying the particulars thereof in detail. The determination of Cause may be challenged by Executive in arbitration, in which the Corporation shall continue to have the burden of proof as provided above.

(c)         Clause (D) in the definition of "Change of Control" in each Existing COCSA is hereby deleted and amended, restated and replaced with the following:

(D)        the departure of the then current Chief Executive Officer of SGRP, or the appointment of a new Chief Executive Officer of SGRP, including any temporary authorization or appointment; or

(d)         Clause (i) in the definition of "Good Reason" is hereby deleted and amended, restated and replaced with the following:

(i) (A) a Change in Control occurs and the Corporation is no longer an independent company (i.e., it becomes a subsidiary or division of another entity); or (B)the departure of the then current Chief Executive Officer of SGRP, or the appointment of a new Chief Executive Officer of SGRP, including any temporary authorization or appointment (whether or not any other events occur); or

(e)         In the definition of "Good Reason" in each Existing COCSA, an " or" is hereby inserted after the ";" at the end of clauses (ii), (iii), and (iv).

2.        Continuing Agreement, Binding upon Successors. Each Existing COCSA, as amended by this Amendment, shall remain and continue in full force and effect after the Amendment Date. All provision made by or on behalf of SGRP and each Executive in this Amendment shall be binding upon its heirs, successors, assigns and legal representatives and shall inure to the benefit of the heirs, successors, assigns, and legal representatives of such Party.

3.          Counterparts, Amendments and Authority. This Amendment may be executed in multiple counterparts and delivered electronically (including by fax or email) or physically, each of which shall be deemed an original and all of which together shall constitute a single agreement binding upon all of the Parties. SGRP and the Executives are severally (but not jointly and severally) entering into a single Amendment for convenience. No Executive is assuming any liability or responsibility for or making any agreement with any other Executive or receiving any right under or interest in any other Existing COCSA. This Amendment shall be interpreted as if it were a separate amendment of the applicable Existing COCSA between the signing Executive and SGRP irrespective of how many of the other Executives execute this Amendment. Any supplement, modification, amendment, restatement, waiver, extension, discharge, release or termination of this Amendment must be in writing and signed by SGRP and the signing Executive and cannot be given orally. Each individual signing below represents and warrants to each other Party that such individual has the authority to bind the Party on whose behalf he or she has executed this Amendment.

4.          Governance and Entire Agreement. This Amendment shall be governed by and construed in accordance with the applicable provisions of the applicable Existing COCSA, which provisions are hereby incorporated herein by reference into this Amendment and shall be interpreted as if this Amendment were the "Agreement" referred to in those incorporated provisions. This Amendment and the applicable Existing COCSA together contain the entire agreement and understanding of the Parties and supersede and completely replace all prior and other representations, warranties, promises, assurances and other agreements, understandings and information (including, without limitation, all letters of intent, term sheets, existing agreements, offers, requests, responses and proposals), whether written, electronic, oral, express, implied or otherwise, from the Parties to the applicable Existing COCSA, respect to the matters contained in this Amendment and the applicable Existing COCSA.

In Witness Whereof, the Parties hereto have executed and delivered this Amendment through their duly authorized signatories and intend to be legally bound by this Amendment effective as of the Amendment Date.

EXECUTIVES:

RON LUTZ	WILLIAM LINNANE	FAY DEVRIESE

EMPLOYER: SPAR Group, Inc.

By:
Mike Matacunas, Chief Executive Officer

-2-	SPAR Group, Inc.